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                                                               Exhibit 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan/Stock Issuance Plan and the Employee Stock Purchase Plan of Vista Medical Technologies, Inc. of our report dated January 29, 2001, with respect to the consolidated financial statements and schedule of Vista Medical Technologies, Inc. included in its Annual report (Form 10-K) for the year ended December 31, 2000.


ERNST & YOUNG LLP


San Diego, California
March 30, 2001